The information in this preliminary pricing supplement is not complete and may be changed. We may not sell these securities until the pricing supplement, the accompanying product supplement, the accompanying index supplement and the accompanying prospectus (collectively, the “Offering Documents”) are delivered in final form. The Offering Documents are not an offer to sell these securities and we are not soliciting offers to buy these securities in any state where the offer or sale is not permitted.

Subject to Completion

June 2016

PRELIMINARY PRICING SUPPLEMENT

Dated June 21, 2016

Filed Pursuant to Rule 424(b)(2)

Registration Statement No. 333-204908

(To Prospectus dated April 29, 2016,

Index Supplement dated April 29, 2016 and

Product Supplement dated May 2, 2016)

STRUCTURED INVESTMENTS

Opportunities in International Equities

Performance Leveraged Upside SecuritiesSM (PLUS) with Lookback Entry due on or about September 27, 2017

$• Based on the Value of the EURO STOXX® Banks Index

Principal at Risk Securities

The Performance Leveraged Upside SecuritiesSM with Lookback Entry (the PLUS) offer leveraged exposure to the performance of the EURO STOXX® Banks Index (the “underlying index”). At maturity, if the closing level of the underlying index on the valuation date (the “final level”) is greater than the “initial level”, which will be the lowest closing level of the underlying index during the initial observation period, the investor will receive the stated principal amount plus a leveraged upside payment based on the percentage change in the underlying index from the initial level to the final level (the “underlying return”), subject to the maximum payment at maturity. At maturity, if the underlying return is zero, the investor will receive the stated principal amount. However, at maturity, if the underlying return is negative, the investor will realize a percentage loss of their initial investment equal to the underlying return. The PLUS are for investors who are willing to risk their principal and forgo current income and upside above the maximum payment at maturity in exchange for the lookback feature used in determining the initial level and the leverage feature which applies to a limited range of positive performance of the underlying index. The PLUS do not guarantee any return of principal at maturity and investors may lose all of their initial investment in the PLUS. The PLUS are unsubordinated, unsecured debt obligations issued by UBS AG (“UBS”), and all payments on the PLUS are subject to the credit risk of UBS. If UBS were to default on its payment obligations you may not receive any amounts owed to you under the PLUS and you could lose all of your initial investment.

SUMMARY TERMS

Issuer:	UBS AG, London Branch
Underlying index:	EURO STOXX® Banks Index (Bloomberg Ticker: “SX7E”)
Aggregate principal amount:	$•
Stated principal amount:	$10 per PLUS
Issue price:	$10 per PLUS (see “Commissions and issue price” below), offered at a minimum investment of 100 PLUS (representing a $1,000 investment)
Denominations:	$10 per PLUS and integral multiples thereof
Interest:	None
Pricing date:	Approximately June 22, 2016, subject to postponement in the event of a market disruption event, as described in the accompanying product supplement
Original issue date:	Approximately June 27, 2016 (3 business days after the pricing date), subject to postponement in the event of a market disruption event, as described in the accompanying product supplement
Valuation date:	Approximately September 22, 2017 (to be determined on the pricing date and expected to be 15 months after the pricing date) subject to postponement in the event of a market disruption event, as described in the accompanying product supplement
Maturity date:	Approximately September 27, 2017 (to be determined on the pricing date and expected to be 3 business days after the valuation date) subject to postponement in the event of a market disruption event, as described in the accompanying product supplement
Payment at maturity:

▪    If the underlying return is positive:

The lesser of (a) $10 + Leveraged Upside Payment and (b) Maximum Payment at Maturity

In no event will the payment at maturity exceed the maximum payment at maturity.

▪    If the underlying return is zero:

The stated principal amount of $10

▪    If the underlying return is negative:

$10 + ($10 x underlying return)

Under these circumstances, you will lose a percentage of your principal amount equal to the underlying return and, in extreme situations, you could lose all of your initial investment.

Underlying return:

The quotient, expressed as a percentage, of (i) the final level of the underlying index minus the initial level of the underlying index, divided by (ii) the initial level of the underlying index. Expressed as a formula:

(Final Level – Initial Level) / Initial Level

Leveraged upside payment:	$10 x leverage factor x underlying return
Maximum Gain:	20.25%
Initial level:	The lowest closing level of the underlying index during the initial observation period, as determined by the calculation agent. In no event will the initial level be greater than the closing level of the underlying index on the pricing date.
Initial observation period:	Each trading day on which no market disruption event occurs or is continuing from and including the pricing date to and including July 12, 2016, provided that, if a market disruption event occurs or is continuing on July 12, 2016, the initial observation period may be extended until the earlier of the first subsequent trading day on which no market disruption event occurs or is continuing and the eighth subsequent trading day, as described further in the accompanying product supplement under “General Terms of the Securities — Market Disruption Events”.
Final level:	The closing level of the underlying index on the valuation date, as determined by the calculation agent.
Leverage factor:	1.5
Maximum payment at maturity:	$12.025 per PLUS, which is equal to $10 + ($10 × Maximum Gain)
CUSIP:	90275R745
ISIN:	US90275R7456
Listing:	The PLUS will not be listed or displayed on any securities exchange or any electronic communications network.
Agent:	UBS Securities LLC

Commissions and issue price:	Price to Public(1)	Fees and Commissions(1)	Proceeds to Issuer
Per PLUS:	$10.00	$0.175(a)	$9.775
		+ $0.05(b)
		$0.225
Total:	$•	$•	$•

(1)	UBS Securities LLC will purchase from UBS AG the PLUS at the price to public less a fee of $0.225 per $10.00 stated principal amount of securities. UBS Securities LLC will agree to resell all of the PLUS to Morgan Stanley Smith Barney LLC (“Morgan Stanley Wealth Management”) at an underwriting discount which reflects:
(a)	a fixed sales commission of $0.175 per $10.00 stated principal amount of PLUS that Morgan Stanley Wealth Management sells and
(b)	a fixed structuring fee of $0.050 per $10.00 stated principal amount of PLUS that Morgan Stanley Wealth Management sells, each payable to Morgan Stanley Wealth Management. See “Supplemental information concerning plan of distribution (conflicts of interest); secondary markets (if any)”.

The estimated initial value of the PLUS as of the pricing date is expected to be between $9.325 and $9.625 for the PLUS based on the value of the EURO STOXX® Banks Index. The range of the estimated initial value of the PLUS was determined on the date hereof by reference to UBS’ internal pricing models, inclusive of the internal funding rate. For more information about secondary market offers and the estimated initial value of the PLUS, see “Risk Factors — Fair value considerations” and “Risk Factors — Limited or no secondary market and secondary market price considerations” on pages 14 and 15 herein.

Notice to investors: the PLUS are significantly riskier than conventional debt instruments. The issuer is not necessarily obligated to repay the full stated principal amount of the PLUS at maturity, and the PLUS have the same downside market as that of the underlying index. This market risk is in addition to the credit risk inherent in purchasing a debt obligation of UBS. You should not purchase the PLUS if you do not understand or are not comfortable with the significant risks involved in investing in the PLUS.

You should carefully consider the risks described under ‘‘Risk Factors’’ beginning on page 14 and under ‘‘Risk Factors’’ beginning on page PS-17 of the accompanying product supplement before purchasing any PLUS. Events relating to any of those risks, or other risks and uncertainties, could adversely affect the market value of, and the return on, your PLUS. You may lose some or all of your initial investment in the PLUS. The PLUS will not be listed or displayed on any securities exchange or any electronic communications network.

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these PLUS or passed upon the adequacy or accuracy of this document, the accompanying product supplement, the accompanying index supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

The PLUS are not bank deposits and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency.

Performance Leveraged Upside SecuritiesSM (PLUS) with Lookback Entry due on or about September 27, 2017

$• Based on the Value of the EURO STOXX® Banks Index

Principal at Risk Securities

Additional Information about UBS and the PLUS

UBS has filed a registration statement (including a prospectus as supplemented by a product supplement for the PLUS and an index supplement for various securities we may offer, including the PLUS) with the Securities and Exchange Commission (the “SEC”), for the offering to which this document relates. Before you invest, you should read these documents and any other documents relating to this offering that UBS has filed with the SEC for more complete information about UBS and this offering. You may obtain these documents for free from the SEC website at www.sec.gov. Our Central Index Key, or CIK, on the SEC web site is 0001114446. Alternatively, UBS will arrange to send you these documents if you so request by calling toll-free 1-877-387-2275.

You may access these documents on the SEC website at www.sec.gov as follows:

▪	Product supplement dated May 2, 2016:

http://www.sec.gov/Archives/edgar/data/1114446/000139340116000653/c438540_6901168-424b2.htm

▪	Index supplement dated April 29, 2016:

http://www.sec.gov/Archives/edgar/data/1114446/000119312516569883/d163530d424b2.htm

▪	Prospectus dated April 29, 2016:

http://www.sec.gov/Archives/edgar/data/1114446/000119312516569341/d161008d424b3.htm

References to “UBS”, “we”, “our” and “us” refer only to UBS AG and not to its consolidated subsidiaries. In this document, the “PLUS” refers to the Performance Leveraged Upside SecuritiesSM with Lookback Entry that are offered hereby. Also, references to the “accompanying prospectus” mean the UBS prospectus titled “Debt Securities and Warrants,” dated April 29, 2016, references to the “accompanying index supplement” mean the UBS index supplement, dated April 29, 2016 and references to the “accompanying product supplement” mean the UBS product supplement titled “Performance Leveraged Upside Products”, dated May 2, 2016.

You should rely only on the information incorporated by reference or provided in this document, the accompanying product supplement, the accompanying index supplement or the accompanying prospectus. We have not authorized anyone to provide you with different information. We are not making an offer of these PLUS in any state where the offer is not permitted. You should not assume that the information in this document, the accompanying product supplement or the accompanying prospectus is accurate as of any date other than the date on the front of the document.

UBS reserves the right to change the terms of, or reject any offer to purchase, the PLUS prior to their issuance. In the event of any changes to the terms of the PLUS, UBS will notify you and you will be asked to accept such changes in connection with your purchase. You may also choose to reject such changes in which case UBS may reject your offer to purchase.

June 2016	2

Performance Leveraged Upside SecuritiesSM (PLUS) with Lookback Entry due on or about September 27, 2017

$• Based on the Value of the EURO STOXX® Banks Index

Principal at Risk Securities

Investment Overview

Performance Leveraged Upside Securities

The PLUS Based on the Value of the EURO STOXX® Banks Index due on or about September 27, 2017 can be used:

▪

As an alternative to direct exposure to the underlying index that enhances the return for a certain range of positive performance of the underlying index measured from the initial level; however, by investing in the PLUS, you will not be entitled to receive any dividends paid with respect to the stocks comprising the underlying index (the “underlying equity constituents”) or any interest payments, and your return will not exceed the maximum payment at maturity. You should carefully consider whether an investment that does not provide for dividends, interest payments or exposure to the positive performance of the underlying index beyond a level that, when multiplied by the leverage factor, exceeds the maximum gain is appropriate for you.

▪	To enhance returns and potentially outperform the underlying index in a moderately bullish scenario.

▪	To achieve similar levels of upside exposure to the underlying index as that of a hypothetical direct investment while using fewer dollars by taking advantage of the leverage factor.

Maturity:	Approximately 15 months

Leverage factor:	1.5

Maximum payment at maturity:	$12.025 per PLUS, which is equal to $10 + ($10 × Maximum Gain)

Maximum gain	20.25%

Minimum payment at maturity:	None. Investors may lose all of their initial investment in the PLUS

Limited lookback entry:	The initial level will be the lowest closing level of the underlying index during the initial observation period.

Interest: Listing:	None The PLUS will not be listed or displayed on any securities exchange or any electronic communications network.

June 2016	3

Performance Leveraged Upside SecuritiesSM (PLUS) with Lookback Entry due on or about September 27, 2017

$• Based on the Value of the EURO STOXX® Banks Index

Principal at Risk Securities

Key Investment Rationale

The PLUS offer investors exposure to the performance of the EURO STOXX® Banks Index. In exchange for the lookback feature used in determining the initial level and enhanced performance by a leverage factor of 1.5 on the appreciation of the underlying index, investors forgo performance above the maximum payment at maturity of $12.025 per PLUS. The payment at maturity on the PLUS is based on whether the final level is greater than, equal to or less than the initial level, which will be lowest closing level of the underlying index during the initial observation period. If the final level of the underlying index is greater than the initial level, investors will receive per PLUS the stated principal amount plus the upside performance of the underlying index, subject to the maximum payment at maturity of $12.025 per PLUS. However, if the final level is less than the initial level, investors will lose 1% for every 1% decline. Investors may lose some or all of their initial investment in the PLUS.

Investors will not be entitled to receive any dividends paid with respect to the underlying equity constituents. You should carefully consider whether an investment that does not provide for dividends or periodic interest is appropriate for you. The payment scenarios below do not show any effect of lost dividend yield over the term of the PLUS.

Leveraged Performance	The PLUS offer investors an opportunity to capture enhanced returns relative to a direct investment in the underlying index within a certain range of positive performance.

Initial Observation Period	The initial level will be lowest closing level of the underlying index during the initial observation period, as determined by the calculation agent. The initial observation period is each trading day on which no market disruption event occurs or is continuing from and including the pricing date to and including July 12, 2016, provided that, if a market disruption event occurs or is continuing on July 12, 2016, the initial observation period may be extended until the earlier of the first subsequent trading day on which no market disruption event occurs or is continuing and the eighth subsequent trading day, as described further in the accompanying product supplement under “General Terms of the Securities — Market Disruption Events”.

Upside Scenario	If the underlying return is positive, at maturity, the PLUS will redeem for the lesser of (a) the stated principal amount of $10 plus the leveraged upside payment and (b) the maximum payment at maturity.

Par Scenario	If the underlying return is zero, at maturity you will receive the full stated principal amount at maturity.

Downside Scenario	If the underlying return is negative, at maturity, the PLUS will redeem for less than the stated principal amount, if anything, resulting in a percentage loss of your initial investment equal to the underlying return. For example, if the underlying return is -35%, the PLUS will redeem for $6.50, or 65% of the stated principal amount. There is no minimum payment on the PLUS and you could lose all of your initial investment.

June 2016	4

Performance Leveraged Upside SecuritiesSM (PLUS) with Lookback Entry due on or about September 27, 2017

$• Based on the Value of the EURO STOXX® Banks Index

Principal at Risk Securities

Investor Suitability

The PLUS may be suitable for you if:

▪	You fully understand the risks inherent in an investment in the PLUS, including the risk of loss of all of your initial investment.

▪

You can tolerate a loss of some or all of your initial investment and are willing to make an investment that has the same downside market risk as a hypothetical investment in the underlying index or the underlying equity constituents.

▪

You believe the final level of the underlying index will be equal to or greater than the initial level and, if the final level is less than the initial level, you can tolerate receiving a payment at maturity that will be less than the stated principal amount and may be zero.

▪

You believe the level of the underlying index will appreciate over the term of the PLUS and that the percentage of appreciation, when multiplied by the leverage factor, is unlikely to exceed the maximum gain indicated on the cover hereof.

▪

You understand and accept that your potential return on the PLUS is limited to the maximum gain and you would be willing to invest in the PLUS based on the maximum payment at maturity indicated on the cover hereof.

▪	You can tolerate fluctuations in the price of the PLUS prior to maturity that may be similar to or exceed the downside price fluctuations of the underlying index.

▪	You do not seek current income from your investment and are willing to forego dividends paid on any underlying equity constituents.

▪	You are willing and able to hold the PLUS to maturity, a term of approximately 15 months, and accept that there may be little or no secondary market for the PLUS.

▪	You understand and are willing to accept the risks associated with the underlying index.

▪

You are willing to assume the credit risk of UBS for all payments under the PLUS, and understand that if UBS defaults on its obligations you may not receive any amounts due to you, including any repayment of principal.

▪

You understand that the estimated initial value of the PLUS determined by our internal pricing models is lower than the issue price and that should UBS Securities LLC or any affiliate make secondary markets for the PLUS, the price (not including their customary bid-ask spreads) will temporarily exceed the internal pricing model price.

The PLUS may not be suitable for you if:

▪	You do not fully understand the risks inherent in an investment in the PLUS, including the risk of loss of all of your initial investment.

▪	You require an investment designed to provide a full return of principal at maturity.

▪	You are not willing to make an investment that has the same downside market risk as that of a hypothetical investment in the underlying index or the underlying equity constituents.

▪

You believe that the final level of the underlying index will be less than the initial level, or you believe that the underlying return will be positive and, when multiplied by the leverage factor, is likely to exceed an amount equal to the maximum gain indicated on the cover hereof.

▪	You seek an investment that has an unlimited return potential and you would be unwilling to invest in the PLUS based on the maximum payment at maturity indicated on the cover hereof.

▪	You cannot tolerate fluctuations in the price of the PLUS prior to maturity that may be similar to or exceed the downside price fluctuations of the underlying index.

▪	You seek current income from this investment or prefer to receive the dividends paid on the underlying equity constituents.

▪	You are unable or unwilling to hold the PLUS to maturity, a term of approximately 15 months, and seek an investment for which there will be an active secondary market.

▪	You do not understand or are unwilling to accept the risks associated with the underlying index.

▪	You are not willing to assume the credit risk of UBS for all payments under the PLUS, including any repayment of principal.

June 2016	5

Performance Leveraged Upside SecuritiesSM (PLUS) with Lookback Entry due on or about September 27, 2017

$• Based on the Value of the EURO STOXX® Banks Index

Principal at Risk Securities

Fact Sheet

The PLUS offered are unsubordinated, unsecured debt securities issued by UBS, will pay no interest, do not guarantee any return of principal at maturity and are subject to the terms described in the accompanying product supplement, the accompanying index supplement and accompanying prospectus, as supplemented or modified by this document. At maturity, an investor will receive for each PLUS that the investor holds an amount in cash that may be greater than, equal to or less than the stated principal amount based upon the underlying return. The PLUS do not guarantee any return of principal at maturity and investors may lose all of their initial investment in the PLUS. All payments on the PLUS are subject to the credit risk of UBS. If UBS were to default on its payment obligations you may not receive any amount owed to you under the PLUS and in extreme situations, you could lose all of your initial investment.

Expected Key Dates:
Pricing Date:	Initial Observation Period:	Original Issue Date (settlement date):	Valuation Date:	Maturity Date:
Approximately June 22, 2016	Each trading day on which no market disruption event occurs or is continuing from and including the pricing date to and including approximately July 12, 2016	Approximately June 27, 2016 (3 business days after the pricing date)	Approximately September 22, 2017 (15 months after the pricing date)	Approximately September 27, 2017 (3 business days after the valuation date)

Key Terms:
Issuer:	UBS AG, London Branch
Underlying index:	EURO STOXX® Banks Index (Bloomberg Ticker: “SX7E”)
Aggregate principal amount:	$•
Stated principal amount:	$10 per PLUS
Issue price:	$10 per PLUS (see “Commissions and issue price” on the cover hereof), offered at a minimum investment of 100 PLUS (representing a $1,000 investment)
Denominations:	$10 per PLUS and integral multiples thereof
Interest:	None
Payment at maturity:

▪     If the underlying return is positive:

The lesser of (a) $10 + Leveraged Upside Payment and (b) Maximum Payment at Maturity

In no event will the payment at maturity exceed the maximum payment at maturity.

▪     If the underlying return is zero:

The stated principal amount of $10

▪     If the underlying return is negative:

$10 + ($10 x underlying return)

Under these circumstances, you will lose a percentage of your principal amount equal to the underlying return and, in extreme situations, you could lose all of your initial investment.

Underlying return:

The quotient, expressed as a percentage, of (i) the final level of the underlying index minus the initial level of the underlying index, divided by (ii) the initial level of the underlying index. Expressed as a formula:

(Final Level — Initial Level) / Initial Level

Leveraged upside payment:	$10 x leverage factor x underlying return
Leverage factor:	1.5
Maximum payment at maturity:	$12.025 per PLUS, which is equal to $10 + ($10 × Maximum Gain)
Maximum gain:	20.25%
Initial level:	The lowest closing level of the underlying index during the initial observation period, as determined by the calculation agent. In no event will the initial level be greater than the closing level of the underlying index on the pricing date.
Initial observation period:	Each trading day on which no market disruption event occurs or is continuing from and including the pricing date to and including July 12, 2016, provided that, if a market disruption event occurs or is continuing on July 12, 2016, the initial observation period may be extended until the earlier of the first subsequent trading day on which no market disruption event occurs or is continuing and the eighth subsequent trading day, as described further in the accompanying product supplement under “General Terms of the Securities — Market Disruption Events”.
Final level:	The closing level of the underlying index on the valuation date, as determined by the calculation agent.
Risk factors:	Please see “Risk Factors” herein.

June 2016	6

Performance Leveraged Upside SecuritiesSM (PLUS) with Lookback Entry due on or about September 27, 2017

$• Based on the Value of the EURO STOXX® Banks Index

Principal at Risk Securities

General Information

Listing:	The PLUS will not be listed or displayed on any securities exchange or any electronic communications network.
CUSIP:	90275R745
ISIN:	US90275R7456
Tax considerations:

The U.S. federal income tax consequences of your investment in the PLUS are uncertain. Some of these tax consequences are summarized below, but we urge you to read the more detailed discussion in “Supplemental U.S. Tax Considerations” of the accompanying product supplement and discuss the tax consequences of your particular situation with your tax advisor.

There are no statutory provisions, regulations, published rulings or judicial decisions addressing the characterization for U.S. federal income tax purposes of securities with terms that are substantially the same as the PLUS. Pursuant to the terms of the PLUS, UBS and you agree, in the absence of an administrative or judicial ruling to the contrary, to characterize your PLUS as a pre-paid derivative contract with respect to the underlying index. If your PLUS are so treated, you should generally recognize gain or loss upon the sale, exchange, redemption or maturity of your PLUS in an amount equal to the difference between the amount you receive at such time and the amount you paid for your PLUS. Such gain or loss should generally be long-term capital gain or loss if you have held the PLUS for more than one year (otherwise such gain or loss would be short-term capital gain or loss). The deductibility of capital losses is subject to limitations.

We will not attempt to ascertain whether the issuer of any underlying equity constituent (“underlying constituent issuer”) would be treated as a “passive foreign investment company” (a “PFIC”) within the meaning of Section 1297 of the Internal Revenue Code of 1986, as amended (the “Code”). If any such entity were so treated, certain adverse U.S. federal income tax consequences might apply to U.S. holders upon the taxable disposition (including cash settlement) of the PLUS. You should refer to information filed with the SEC or an equivalent governmental authority by such entities and consult your tax advisor regarding the possible consequences to you if such entity is or becomes a PFIC.

In the opinion of our counsel, Cadwalader, Wickersham & Taft LLP, it would be reasonable to treat your PLUS in the manner described above. However, because there is no authority that specifically addresses the tax treatment of the PLUS, it is possible that your PLUS could alternatively be treated for tax purposes as a single contingent payment debt instrument, or pursuant to some other characterization, such that the timing and character of your income from the PLUS could differ materially from the treatment described above, as discussed further under “Supplemental U.S. Tax Considerations — Alternative Treatments” of the accompanying product supplement, and the timing and character of income on your PLUS could be materially and adversely affected.

The Internal Revenue Service (“IRS”), for example, might assert that the PLUS should be recharacterized for U.S. federal income tax purposes as instruments giving rise to current ordinary income (even before receipt of any cash), or you should be required to recognize taxable gain on any rebalancing or rollover of the underlying index.

The IRS released a notice that may affect the taxation of holders of the PLUS. According to Notice 2008-2, the IRS and the Treasury Department are actively considering whether the holder of an instrument similar to the PLUS should be required to accrue ordinary income on a current basis, and they are seeking taxpayer comments on the subject. It is not possible to determine what guidance they will ultimately issue, if any. It is possible, however, that under such guidance, holders of the PLUS will ultimately be required to accrue income currently and this could be applied on a retroactive basis. The IRS and the Treasury Department are also considering other relevant issues, including whether additional gain or loss from such instruments should be treated as ordinary or capital, whether non-U.S. holders of such instruments should be subject to withholding tax on any deemed income accruals, and whether the special “constructive ownership rules” of Section 1260 of the Code should be applied to such instruments. Holders are urged to consult their tax advisors concerning the significance, and the potential impact, of the above considerations. Except to the

June 2016	7

Performance Leveraged Upside SecuritiesSM (PLUS) with Lookback Entry due on or about September 27, 2017

$• Based on the Value of the EURO STOXX® Banks Index

Principal at Risk Securities

extent otherwise required by law, UBS intends to treat your PLUS for U.S. federal income tax purposes in accordance with the treatment described above and under “Supplemental U.S. Tax Considerations” of the accompanying product supplement, unless and until such time as the Treasury Department and the IRS determine that some other treatment is more appropriate.

Medicare Tax on Net Investment Income. U.S. holders that are individuals, estates, and certain trusts are subject to an additional 3.8% tax on all or a portion of their “net investment income,” which may include any income or gain realized with respect to the PLUS, to the extent of their net investment income that when added to their other modified adjusted gross income, exceeds $200,000 for an unmarried individual, $250,000 for a married taxpayer filing a joint return (or a surviving spouse), or $125,000 for a married individual filing a separate return. The 3.8% Medicare tax is determined in a different manner than the income tax. U.S. holders should consult their tax advisors with respect to their consequences with respect to the 3.8% Medicare tax.

Specified Foreign Financial Assets. Certain U.S. holders that own “specified foreign financial assets” may be subject to reporting obligations with respect to such assets with their tax returns, especially if such assets are held outside the custody of a U.S. financial institution. You are urged to consult your tax advisor as to the application of this legislation to your ownership of the PLUS.

Non-U.S. Holders. Subject to FATCA (as discussed below), if you are not a U.S. holder, you should generally not be subject to United States withholding tax with respect to payments on your PLUS or to generally applicable information reporting and backup withholding requirements with respect to payments on your PLUS if you comply with certain certification and identification requirements as to your foreign status (by providing us (and/or the applicable withholding agent) with a fully completed and validly executed applicable IRS Form W-8. Gain from the sale or exchange of a PLUS or settlement at maturity generally should not be subject to U.S. tax unless such gain is effectively connected with a trade or business conducted by the non-U.S. holder in the United States or unless the non-U.S. holder is a non-resident alien individual and is present in the U.S. for 183 days or more during the taxable year of such sale, exchange or settlement and certain other conditions are satisfied, or has certain other present or former connections with the United States.

Foreign Account Tax Compliance Act. The Foreign Account Tax Compliance Act (“FATCA”) was enacted on March 18, 2010, and imposes a 30% U.S. withholding tax on “withholdable payments” (i.e., certain U.S.-source payments, including interest (and original issue discount), dividends, other fixed or determinable annual or periodical gain, profits, and income, and on the gross proceeds from a disposition of property of a type which can produce U.S.-source interest or dividends) and “passthru payments” (i.e, certain payments attributable to withholdable payments) made to certain foreign financial institutions (and certain of their affiliates) unless the payee foreign financial institution agrees (or is required), among other things, to disclose the identity of any U.S. individual with an account of the institution (or the relevant affiliate) and to annually report certain information about such account. FATCA also requires withholding agents making withholdable payments to certain foreign entities that do not disclose the name, address, and taxpayer identification number of any substantial U.S. owners (or do not certify that they do not have any substantial U.S. owners) to withhold tax at a rate of 30%. Under certain circumstances, a holder may be eligible for refunds or credits of such taxes.

Pursuant to final and temporary Treasury regulations and other IRS guidance, the withholding and reporting requirements under FATCA will generally apply to certain “withholdable payments” made on or after July 1, 2014, certain gross proceeds on a sale or disposition occurring after December 31, 2018, and certain foreign passthru payments made after December 31, 2018 (or, if later, the date that final regulations defining the term “foreign passthru payment” are published). In addition, withholding tax under FATCA would not be imposed on withholdable payments solely because the relevant obligation is treated as giving rise to a dividend equivalent (pursuant to Section 871(m) and the regulations thereunder) where such obligation is executed on or before the date that is six months after the date on which obligations of its type are first treated as giving rise to dividend equivalents. If, however, withholding is required, we (and/or the applicable paying agent) will not be required to pay additional amounts with respect to the amounts so withheld. Foreign financial institutions and non-financial foreign entities located in jurisdictions that have an intergovernmental agreement with the U.S. governing FATCA may be subject to different rules.

June 2016	8

Performance Leveraged Upside SecuritiesSM (PLUS) with Lookback Entry due on or about September 27, 2017

$• Based on the Value of the EURO STOXX® Banks Index

Principal at Risk Securities

Investors should consult their own advisors about the application of FATCA, in particular if they may be classified as financial institutions (or if they hold their PLUS through a non-U.S. entity) under the FATCA rules.

Proposed Legislation

In 2007, legislation was introduced in Congress that, if enacted, could have required holders of PLUS purchased after the bill was enacted to accrue interest income over the term of the PLUS despite the fact that there will be no interest payments over the term of the PLUS. It is not possible to predict whether a similar or identical bill will be enacted in the future, or whether any such bill would affect the tax treatment of your PLUS.

Furthermore, in 2013 the House Ways and Means Committee has released in draft form certain proposed legislation relating to financial instruments. If enacted, the effect of this legislation generally would be to require instruments such as the PLUS to be marked to market on an annual basis with all gains and losses to be treated as ordinary, subject to certain exceptions. You are urged to consult your tax advisor regarding the draft legislation and its possible impact on you.

Prospective purchasers of the PLUS are urged to consult their own tax advisors concerning the application of U.S. federal income tax laws to their particular situations, as well as any tax consequences of the purchase, beneficial ownership and disposition of the PLUS arising under the laws of any state, local, non-U.S. or other taxing jurisdiction (including those of the underlying constituent issuers).

Trustee:	U.S. Bank Trust National Association
Calculation agent:	UBS Securities LLC, a wholly-owned subsidiary of UBS AG
Use of proceeds and hedging:

We will use the net proceeds we receive from the sale of the PLUS for the purposes we describe in the accompanying product supplement under “Use of Proceeds.” We or our affiliates may also use those proceeds in transactions intended to hedge our obligations under the PLUS as described below.

In connection with the sale of the PLUS, we or our affiliates may enter into hedging transactions involving the execution of swaps, futures and option transactions or purchases and sales of PLUS before, during and/or after the initial observation period of the PLUS. From time to time, we or our affiliates may enter into additional hedging transactions or unwind those we have entered into.

We or our affiliates may acquire a long or short position in securities similar to the securities from time to time and may, in our or their sole discretion, hold or resell those securities.

The hedging activity discussed above may adversely affect the market value of the securities from time to time and payment on the securities at maturity. See “Risk Factors” herein for a discussion of these adverse effects.

Supplemental information concerning plan of distribution (conflicts of interest); secondary markets (if any):

Pursuant to the terms of a distribution agreement, UBS will agree to sell to UBS Securities LLC, and UBS Securities LLC will agree to purchase from UBS, the stated principal amount of the PLUS specified on the front cover of this document at the price to public less a fee of $0.225 per $10.00 stated principal amount of the PLUS. UBS Securities LLC will agree to resell all of the PLUS to Morgan Stanley Wealth Management with an underwriting discount of $0.225 reflecting a fixed structuring fee of $0.05 and a fixed sales commission of $0.175 per $10.00 stated principal amount of PLUS that Morgan Stanley Wealth Management sells.

UBS, UBS Securities LLC or any other affiliate of UBS may use this document, the accompanying product supplement, the accompanying index supplement and the accompanying prospectus in a market-making transaction for any PLUS after their initial sale. In connection with this offering, UBS, UBS Securities LLC, any other affiliate of UBS or any other securities dealers may distribute this document, the accompanying product supplement, the accompanying index supplement and the accompanying prospectus electronically. Unless UBS or its agent informs the purchaser otherwise in the confirmation of sale, this document, the accompanying product supplement, the accompanying index supplement and the accompanying prospectus are being used in a market-making transaction.

June 2016	9

Performance Leveraged Upside SecuritiesSM (PLUS) with Lookback Entry due on or about September 27, 2017

$• Based on the Value of the EURO STOXX® Banks Index

Principal at Risk Securities

Conflicts of Interest — UBS Securities LLC is an affiliate of UBS and, as such, has a “conflict of interest” in this offering within the meaning of Financial Industry Regulatory Authority, Inc. (“FINRA”) Rule 5121. In addition, UBS will receive the net proceeds (excluding the underwriting discount) from the initial public offering of the PLUS and, thus creates an additional conflict of interest within the meaning of FINRA Rule 5121. Consequently, the offering is being conducted in compliance with the provisions of Rule 5121. UBS Securities LLC is not permitted to sell the PLUS in this offering to an account over which it exercises discretionary authority without the prior specific written approval of the account holder.

UBS Securities LLC and its affiliates may offer to buy or sell the PLUS in the secondary market (if any) at prices greater than UBS’ internal valuation — The value of the PLUS at any time will vary based on many factors that cannot be predicted. However, the price (not including UBS Securities LLC’s or any affiliate’s customary bid-ask spreads) at which UBS Securities LLC or any affiliate would offer to buy or sell the PLUS immediately after the pricing date in the secondary market is expected to exceed the estimated initial value of the PLUS as determined by reference to our internal pricing models. The amount of the excess will decline to zero on a straight line basis over a period ending no later than 6 weeks after the pricing date, provided that UBS Securities LLC may shorten the period based on various factors, including the magnitude of purchases and other negotiated provisions with selling agents. Notwithstanding the foregoing, UBS Securities LLC and its affiliates are not required to make a market for the PLUS and may stop making a market at any time. For more information about secondary market offers and the estimated initial value of the PLUS, see “Risk Factors — Fair value considerations” and “Risk Factors — Limited or no secondary market and secondary market price considerations” herein.

Contact:	Morgan Stanley Wealth Management clients may contact their local Morgan Stanley Wealth Management branch office or its principal executive offices at 1585 Broadway, New York, New York 10036 (telephone number 1-(866)-477-4776). All other clients may contact their local brokerage representative. Third-party distributors may contact Morgan Stanley Structured Investment Sales at 1-(800)-233-1087.

Selling concessions allowed to dealers in connection with the offering may be reclaimed by the agent, if, within 30 days of the offering, the agent repurchases the PLUS distributed by such dealers.

This document represents a summary of the terms and conditions of the PLUS. We encourage you to read the accompanying product supplement, the accompanying index supplement and the accompanying prospectus related to this offering, which can be accessed via the hyperlinks in “Additional Information about UBS and the PLUS” of this document.

June 2016	10

Performance Leveraged Upside SecuritiesSM (PLUS) with Lookback Entry due on or about September 27, 2017

$• Based on the Value of the EURO STOXX® Banks Index

Principal at Risk Securities

How the PLUS Work

Payoff Diagram

The diagram below illustrates the payment at maturity on the PLUS based on the following terms and are purely hypothetical. Other than the initial level, which will be determined on the last day of the initial observation period, the actual terms of your PLUS will be determined on the pricing date and specified in the applicable pricing supplement. The payment scenarios below do not show any effect of lost dividend yield over the term of the PLUS.

Stated principal amount:	$10 per PLUS

Leverage factor:	1.5

Maximum payment at maturity:	$12.025 per PLUS

Maximum gain:	20.25%

Minimum payment at maturity:	None

PLUS Payoff Diagram

June 2016	11

Performance Leveraged Upside SecuritiesSM (PLUS) with Lookback Entry due on or about September 27, 2017

$• Based on the Value of the EURO STOXX® Banks Index

Principal at Risk Securities

How it works

▪

Upside Scenario. If the underlying return is positive, investors will receive the lesser of (a) the stated principal amount of $10 plus the leveraged upside payment and (b) the maximum payment at maturity. Under the hypothetical terms of the PLUS, an investor would realize the maximum payment at maturity at a final level of 113.50% of the initial level.

¡	If the underlying return is 2%, investors will receive a 3% return, or $10.30 per PLUS.

▪	If underlying return is 30%, investors will receive only the hypothetical maximum payment at maturity of $12.025 per PLUS.

▪	Par Scenario. If the underlying return is zero, investors will receive an amount equal to the $10 stated principal amount.

▪

Downside Scenario. If the underlying return is negative, investors will receive an amount that is less than the $10 stated principal amount, if anything, resulting in a percentage loss of their initial investment that is equal to the underlying return.

¡

If the underlying return is -35%, investors would lose 35% of the stated principal amount and receive only $6.50 per PLUS at maturity, or 65% of the stated principal amount. There is no minimum payment at maturity on the PLUS and investors may lose all of their initial investment.

How the initial level is determined

▪

The closing level of the underlying index remains flat or increases during the initial observation period. The closing level of the underlying index remains constant or appreciates throughout the initial observation period such that the closing level on each trading day during such period is equal to or greater than the closing level on the pricing date. In this scenario, because the closing level throughout the initial observation period did not decrease to a level less than the initial level, the initial level will be the closing level on the pricing date.

▪

The closing level of the underlying index decreases during the initial observation period. The closing level of the underlying index decreases during the initial observation period such that the lowest closing level of the underlying index on a trading day during such period is less than the closing level on the pricing date. In this scenario, the initial level will be the lowest closing level during the initial observation period.

June 2016	12

Performance Leveraged Upside SecuritiesSM (PLUS) with Lookback Entry due on or about September 27, 2017

$• Based on the Value of the EURO STOXX® Banks Index

Principal at Risk Securities

Payment at Maturity

At maturity, investors will receive for each $10 stated principal amount of PLUS that they hold an amount in cash, if anything, based upon the underlying return of the underlying index, as determined as follows:

If the underlying return is positive:

The lesser of (a) $10 + leveraged upside payment and (b) the maximum payment at maturity.

			Leveraged Upside Payment
Principal		Principal		Leverage Factor		Underlying Return
$10	+	$10	x	1.5	x	final level – initial level initial level

In no event will the payment at maturity be greater than the maximum payment at maturity.

If the underlying return is zero:

The Stated Principal Amount of $10

If the underlying return is negative:

$10 + ($10 x Underlying Return)

Principal		Principal		Underlying return
$10	+	$10	x	final level – initial level initial level

Accordingly, if the underlying return is negative, you will lose a percentage of your principal amount equal to the underlying return and, in extreme situations, you could lose all of your initial investment.

June 2016	13

Performance Leveraged Upside SecuritiesSM (PLUS) with Lookback Entry due on or about September 27, 2017

$• Based on the Value of the EURO STOXX® Banks Index

Principal at Risk Securities

Risk Factors

The following is a non-exhaustive list of certain key risk factors for investors in the PLUS. For further discussion of these and other risks, you should read the section entitled “Risk Factors” in the accompanying product supplement and “Considerations Relating to Indexed Securities” in the accompanying prospectus. We also urge you to consult your investment, legal, tax, accounting and other advisors before you invest in the PLUS.

▪

The PLUS do not pay interest or guarantee return of the stated principal amount and your investment in the PLUS may result in a loss — The terms of the PLUS differ from those of ordinary debt securities in that the PLUS do not pay interest or guarantee the return of any of the stated principal amount at maturity. UBS will only repay the stated principal amount of the PLUS at maturity if the final level is equal to or greater than the initial level. If the underlying return is negative, you will lose a percentage of your initial investment equal to the underlying return and, in extreme situations, you could lose all of your initial investment. There is no minimum payment at maturity on the PLUS and, accordingly, you could lose some, or in extreme cases, all of your initial investment.

▪

The leverage factor applies only if you hold the PLUS to maturity — You should be willing to hold the PLUS to maturity. If you are able to sell the PLUS prior to maturity in the secondary market, the price you receive will likely not reflect the full economic value of the leverage factor and the return you realize may be less than the leverage factor multiplied by the underlying return even if such performance is positive and does not exceed the maximum gain. You can receive the full benefit of the leverage factor and earn the potential maximum gain from UBS only if you hold the PLUS to maturity.

▪

Your potential return on the PLUS is limited to the maximum gain — The return potential of the PLUS is limited to the maximum gain indicated on the cover hereof. Therefore, you will not benefit from any positive underlying return in excess of a percentage that, when multiplied by the leverage factor, exceeds the maximum gain and your return on the PLUS may be less than it would be in a hypothetical direct investment in the underlying equity constituents.

▪

The contingent repayment of principal applies only at maturity — You should be willing to hold the PLUS to maturity. If you are able to sell the PLUS prior to maturity in the secondary market, you may have to sell them at a loss relative to your initial investment even if the level of the underlying index at that time is equal to or greater than the initial level.

▪

Credit risk of UBS — The PLUS are unsubordinated, unsecured debt obligations of the issuer, UBS, and are not, either directly or indirectly, an obligation of any third party. Any payment to be made on the PLUS, including any repayment of principal, depends on the ability of UBS to satisfy its obligations as they come due. As a result, the actual and perceived creditworthiness of UBS may affect the market value of the PLUS. In the event UBS were to default on its obligations, you may not receive any amounts owed to you under the terms of the PLUS and you could lose all of your initial investment.

▪

The initial level will not be determined until the end of the initial observation period — Because the initial level will be the lowest closing level of the underlying index during the initial observation period, the initial level will not be determined until the end of the initial observation period. The initial observation period is each trading day on which no market disruption event occurs or is continuing from and including the pricing date to and including July 12, 2016, provided that, if a market disruption event occurs or is continuing on July 12, 2016, the initial observation period may be extended until the earlier of the first subsequent trading day on which no market disruption event occurs or is continuing and the eighth subsequent trading day, as described further in the accompanying product supplement under “General Terms of the Securities — Market Disruption Events”. Accordingly, you will not know the initial level for a significant period of time after the pricing date. There can be no assurance that the closing level of the underlying index will decline during the initial observation period to less than the closing level on the pricing date or that, regardless of the initial level, the final level will not be less than the initial level, which would result in the loss of some or all of your initial investment.

▪

Market risk — The return on the PLUS, which may be negative, is directly linked to the performance of the underlying index and indirectly linked to the performance of the underlying equity constituents. The level of the underlying index can rise or fall sharply due to factors specific to the underlying index or its underlying equity constituents, such as stock price volatility, earnings, financial conditions, corporate, industry and regulatory developments, management changes and decisions and other events, as well as general market factors, such as general stock market levels, interest rates and economic and political conditions.

▪	Fair value considerations.

¡

The issue price you pay for the PLUS will exceed their estimated initial value — The issue price you pay for the PLUS will exceed their estimated initial value as of the pricing date due to the inclusion in the issue price of the underwriting discount, hedging costs, issuance costs and projected profits. As of the close of the relevant markets on the pricing date, we will determine the estimated initial value of the PLUS by reference to our internal pricing models and it will be set forth in the final pricing supplement. The pricing models used to determine the estimated initial value of the PLUS incorporate certain variables, including the level of the underlying index, the volatility of the underlying index, the expected dividends on the underlying equity constituents, prevailing interest rates, the term of the PLUS and our internal funding rate. Our internal funding rate is typically

June 2016	14

Performance Leveraged Upside SecuritiesSM (PLUS) with Lookback Entry due on or about September 27, 2017

$• Based on the Value of the EURO STOXX® Banks Index

Principal at Risk Securities

lower than the rate we would pay to issue conventional fixed or floating rate debt securities of a similar term. The underwriting discount, hedging costs, issuance costs, projected profits and the difference in rates will reduce the economic value of the PLUS to you. Due to these factors, the estimated initial value of the PLUS as of the pricing date will be less than the issue price you pay for the PLUS.

¡

The estimated initial value is a theoretical price; the actual price that you may be able to sell your PLUS in any secondary market (if any) at any time after the pricing date may differ from the estimated initial value — The value of your PLUS at any time will vary based on many factors, including the factors described above and in “— Market risk” above and is impossible to predict. Furthermore, the pricing models that we use are proprietary and rely in part on certain assumptions about future events, which may prove to be incorrect. As a result, after the pricing date, if you attempt to sell the PLUS in the secondary market, the actual value you would receive may differ, perhaps materially, from the estimated initial value of the PLUS determined by reference to our internal pricing models. The estimated initial value of the PLUS does not represent a minimum or maximum price at which we or any of our affiliates would be willing to purchase your PLUS in any secondary market at any time.

¡

Our actual profits may be greater or less than the differential between the estimated initial value and the issue price of the PLUS as of the pricing date — We may determine the economic terms of the PLUS, as well as hedge our obligations, at least in part, prior to the pricing date. In addition, there may be ongoing costs to us to maintain and/or adjust any hedges and such hedges are often imperfect. Therefore, our actual profits (or potentially, losses) in issuing the PLUS cannot be determined as of the pricing date and any such differential between the estimated initial value and the issue price of the PLUS as of the pricing date does not reflect our actual profits. Ultimately, our actual profits will be known only at the maturity of the PLUS.

▪	Limited or no secondary market and secondary market price considerations.

¡

There may be little or no secondary market for the PLUS — The PLUS will not be listed or displayed on any securities exchange or any electronic communications network. There can be no assurance that a secondary market for the PLUS will develop. UBS Securities LLC and its affiliates may make a market in each offering of the PLUS, although they are not required to do so and may stop making a market at any time. If you are able to sell your PLUS prior to maturity, you may have to sell them at a substantial loss. The estimated initial value of the PLUS does not represent a minimum or maximum price at which we or any of our affiliates would be willing to purchase your PLUS in any secondary market at any time.

¡

The price at which UBS Securities LLC and its affiliates may offer to buy the PLUS in the secondary market (if any) may be greater than UBS’ valuation of the PLUS at that time, greater than any other secondary market prices provided by unaffiliated dealers (if any) and, depending on your broker, greater than the valuation provided on your customer account statements — For a limited period of time following the issuance of the PLUS, UBS Securities LLC or its affiliates may offer to buy or sell such PLUS at a price that exceeds (i) our valuation of the PLUS at that time based on our internal pricing models, (ii) any secondary market prices provided by unaffiliated dealers (if any) and (iii) depending on your broker, the valuation provided on customer account statements. The price that UBS Securities LLC may initially offer to buy such PLUS following issuance will exceed the valuations indicated by our internal pricing models due to the inclusion for a limited period of time of the aggregate value of the underwriting discount, hedging costs, issuance costs and theoretical projected trading profit. The portion of such amounts included in our price will decline to zero on a straight line basis over a period ending no later than the date specified under “Supplemental information concerning plan of distribution (conflicts of interest); secondary markets (if any).” Thereafter, if UBS Securities LLC or an affiliate makes secondary markets in the PLUS, it will do so at prices that reflect our estimated value determined by reference to our internal pricing models at that time. The temporary positive differential relative to our internal pricing models arises from requests from and arrangements made by UBS Securities LLC with the selling agents of structured debt securities such as the PLUS. As described above, UBS Securities LLC and its affiliates are not required to make a market for the PLUS and may stop making a market at any time. The price at which UBS Securities LLC or an affiliate may make secondary markets at any time (if at all) will also reflect its then current bid-ask spread for similar sized trades of structured debt securities. UBS Securities LLC reflects this temporary positive differential on its customer statements. Investors should inquire as to the valuation provided on customer account statements provided by unaffiliated dealers.

¡

Price of PLUS prior to maturity — The market price of the PLUS will be influenced by many unpredictable and interrelated factors, including the level of the underlying index; the volatility of the underlying index; the dividend rate paid on the underlying equity constituents; the time remaining to the maturity of the PLUS; interest rates in the markets; geopolitical conditions and economic, financial, political, force majeure and regulatory or judicial events; the creditworthiness of UBS and the then current bid-ask spread for the PLUS.

¡

Impact of fees and the use of internal funding rates rather than secondary market credit spreads on secondary market prices — All other things being equal, the use of the internal funding rates described above under “— Fair value considerations” as well as the inclusion in the issue price of the underwriting discount, hedging costs, issuance costs and any projected profits are, subject to the temporary mitigating effect of UBS Securities LLC’s and its affiliates’ market making premium, expected to reduce the price at which you may be able to sell the PLUS in any secondary market.

June 2016	15

Performance Leveraged Upside SecuritiesSM (PLUS) with Lookback Entry due on or about September 27, 2017

$• Based on the Value of the EURO STOXX® Banks Index

Principal at Risk Securities

▪

Owning the PLUS is not the same as owning the underlying equity constituents — The return on the PLUS may not reflect the return you would realize if you actually owned the underlying equity constituents. For example, your return on the PLUS is limited to the maximum gain, while the potential return on a direct investment in the underlying equity constituents would be unlimited. Furthermore, you will not receive or be entitled to receive any dividend payments or other distributions during the term of the PLUS, and any such dividends or distributions will not be factored into the calculation of the payment at maturity on the PLUS. In addition, as an owner of the PLUS, you will not have voting rights or any other rights that a holder of the underlying equity constituents would have.

▪

No assurance that the investment view implicit in the PLUS will be successful — It is impossible to predict whether and the extent to which the level of the underlying index will rise or fall and there can be no assurance that the underlying return will be positive. The final level of the underlying index will be influenced by complex and interrelated political, economic, financial and other factors that affect the underlying constituent issuers. You should be willing to accept the risks associated with the relevant markets tracked by the underlying index in general and each underlying equity constituent in particular, and the risk of losing some or all of your initial investment.

▪

The underlying index reflects price return, not total return — The return on the PLUS is based on the performance of the underlying index, which reflects the changes in the market prices of the underlying equity constituents. It is not, however, linked to a “total return” index or strategy, which, in addition to reflecting those price returns, would also reflect dividends paid on the underlying equity constituents. The return on the PLUS will not include such a total return feature or dividend component.

▪

The securities are subject to non-U.S. securities market risk — The underlying index is comprised of securities issued by non-U.S. companies in non-U.S. securities markets and therefore, are subject to risks associated with non-U.S. securities markets. An investment in securities linked directly or indirectly to the value of securities issued by non-U.S. companies involves particular risks. Generally, non-U.S. securities markets may be more volatile than U.S. securities markets, and market developments may affect non-U.S. markets differently from U.S. securities markets. Direct or indirect government intervention to stabilize these non-U.S. markets, as well as cross shareholdings in non-U.S. companies, may affect trading prices and volumes in those markets. There is generally less publicly available information about non-U.S. companies than about those U.S. companies that are subject to the reporting requirements of the SEC, and non-U.S. companies are subject to accounting, auditing and financial reporting standards and requirements that differ from those applicable to U.S. reporting companies. Security prices in non-U.S. countries are subject to political, economic, financial and social factors that may be unique to the particular country. These factors, which could negatively affect the non-U.S. securities markets, include the possibility of recent or future changes in the non-U.S. government’s economic and fiscal policies, the possible imposition of, or changes in, currency exchange laws or other non-U.S. laws or restrictions applicable to non-U.S. companies or investments in non-U.S. equity securities and the possibility of fluctuations in the rate of exchange between currencies. Moreover, certain aspects of a particular non-U.S. economy may differ favorably or unfavorably from the U.S. economy in important respects, such as growth of gross national product, rate of inflation, capital reinvestment, resources and self-sufficiency. Finally, it will likely be more costly and difficult to enforce the laws or regulations of a non-U.S. country or exchange.

▪

The underlying equity constituents are concentrated in the banking industry — Each underlying constituent issuer is associated with the banking industry, and thus an investment in the PLUS will be concentrated in this industry. As a result, the value of the PLUS may be subject to greater volatility and be more adversely affected by a single positive or negative economic, political or regulatory occurrence affecting this industry than a different investment linked to securities of a more broadly diversified group of issuers.

▪

The underlying return will not be adjusted for changes in exchange rates relative to the U.S. dollar even though the underlying equity constituents are traded in a non-U.S. currency and the PLUS are denominated in U.S. dollars — The value of the PLUS will not be adjusted for exchange rate fluctuations between the U.S. dollar and the currencies in which the underlying equity constituents are based. Therefore, if the applicable currencies appreciate or depreciate relative to the U.S. dollar over the term of the PLUS, you will not receive any additional payment or incur any reduction in your return, if any, at maturity.

▪

Adjustments to the underlying index could adversely affect the value of the PLUS — The publisher of the underlying index may add, delete or substitute the stocks that constitute the underlying index or make other methodological changes that could change the level of the underlying index. The publisher of the underlying index may discontinue or suspend calculation or publication of the underlying index at any time. In these circumstances, the calculation agent will have the sole discretion to substitute a successor index that is comparable to the discontinued underlying index and is not precluded from considering indices that are calculated and published by the calculation agent or any of its affiliates.

▪

Affiliate research reports and commentary — UBS and its affiliates publish research from time to time on financial markets and other matters that may influence the value of the PLUS, or express opinions or provide recommendations that are inconsistent with purchasing or holding the PLUS. Any research, opinions or recommendations expressed by UBS or its affiliates may not be consistent with each other and may be modified from time to time without notice. Investors should make their own independent investigation of the merits of investing in the PLUS and the underlying index to which the PLUS are linked.

June 2016	16

Performance Leveraged Upside SecuritiesSM (PLUS) with Lookback Entry due on or about September 27, 2017

$• Based on the Value of the EURO STOXX® Banks Index

Principal at Risk Securities

▪

Economic interests of the calculation agent and other affiliates of the issuer may be different from those of investors — We and our affiliates play a variety of roles in connection with the issuance of the PLUS, including acting as calculation agent and hedging our obligations under the PLUS. In performing these duties, the economic interests of the calculation agent and other affiliates of ours are potentially adverse to your interests as an investor in the PLUS. The calculation agent will determine the initial level and the final level. Determinations made by the calculation agent, including with respect to the occurrence or non-occurrence of market disruption events, may affect the payout to you at maturity. As UBS determines the economic terms of the PLUS, including the maximum payment and leverage factor, and such terms include hedging costs, issuance costs and projected profits, the PLUS represent a package of economic terms. There are other potential conflicts of interest insofar as an investor could potentially get better economic terms if that investor entered into exchange-traded and/or OTC derivatives or other instruments with third parties, assuming that such instruments were available and the investor had the ability to assemble and enter into such instruments. Furthermore, given that UBS Securities LLC and its affiliates temporarily maintain a market making premium, it may have the effect of discouraging UBS Securities LLC and its affiliates from recommending sale of your PLUS in the secondary market.

▪

UBS cannot control actions by the publisher of the underlying index and the publisher of the underlying index has no obligation to consider your interests — UBS and its affiliates are not affiliated with the publisher of the underlying index and have no ability to control or predict its actions, including any errors in or discontinuation of public disclosure regarding methods or policies relating to the calculation of the underlying index. The publisher of the underlying index is not involved in the PLUS offering in any way and has no obligation to consider your interest as an owner of the PLUS in taking any actions that might affect the market value of the PLUS.

▪

Potential UBS impact on price — Trading or transactions by UBS or its affiliates in the underlying equity constituents, listed and/or over-the-counter options, futures or other instruments with returns linked to the performance of the underlying index or underlying equity constituents may adversely affect the performance and, therefore, the market value of the PLUS.

▪

Potential conflict of interest — UBS and its affiliates may engage in business related to the underlying index or underlying equity constituents, which may present a conflict between the obligations of UBS and you, as a holder of the PLUS. The calculation agent, an affiliate of the issuer, will determine the final level and the payment at maturity based on the closing level of the underlying index on the valuation date. The calculation agent can postpone the determination of the final level or the maturity date if a market disruption event occurs and is continuing on the valuation date.

▪

Hedging and trading activity by the calculation agent and its affiliates could potentially affect the value of the PLUS — One or more of our affiliates have hedged our obligations under the PLUS and will carry out hedging activities related to the PLUS (and other instruments linked to the underlying index or the underlying equity constituents), including trading in underlying equity constituents, swaps, futures and options contracts on the underlying index as well as in other instruments related to the underlying index and the underlying equity constituents. Our affiliates also trade in the underlying equity constituents and other financial instruments related to the underlying index and the underlying equity constituents on a regular basis as part of their general broker-dealer and other businesses. Any of these hedging or trading activities prior to or during the initial observation period could potentially increase the initial level and, as a result, could increase the value at which the underlying index must close on the valuation date so that investors do not suffer a loss on their initial investment in the PLUS. Additionally, such hedging or trading activities during the term of the PLUS, including on the valuation date, could adversely affect the final level and, accordingly, the amount of cash, if any, an investor will receive at maturity.

▪

Under certain circumstances, the Swiss Financial Market Supervisory Authority (“FINMA”) has the power to take actions that may adversely affect the PLUS — Pursuant to article 25 et seq. of the Swiss Banking Act, FINMA has broad statutory powers to take measures and actions in relation to UBS if it (i) is overindebted, (ii) has serious liquidity problems or (iii) fails to fulfill the applicable capital adequacy provisions after expiration of a deadline set by FINMA. If one of these prerequisites is met, the Swiss Banking Act grants significant discretion to FINMA to open restructuring proceedings or liquidation (bankruptcy) proceedings in respect of, and/or impose protective measures in relation to, UBS. In particular, a broad variety of protective measures may be imposed by FINMA, including a bank moratorium or a maturity postponement, which measures may be ordered by FINMA either on a stand-alone basis or in connection with restructuring or liquidation proceedings. In a restructuring proceeding, the resolution plan may, among other things, (a) provide for the transfer of UBS’s assets or a portion thereof, together with debts and other liabilities, and contracts of UBS, to another entity, (b) provide for the conversion of UBS’s debt and/or other obligations, including its obligations under the PLUS, into equity and/or (c) potentially provide for haircuts on obligations of UBS, including its obligations under the PLUS. Although no precedent exists, if one or more measures under the revised regime were imposed, such measures may have a material adverse effect on the terms and market value of the PLUS and/or the ability of UBS to make payments thereunder.

▪

Uncertain tax treatment — Significant aspects of the tax treatment of the PLUS are uncertain. You should read carefully the section entitled ‘‘Tax considerations’’ herein and the section entitled ‘‘Supplemental U.S. Tax Considerations’’ of the accompanying product supplement and consult your tax advisor about your tax situation.

June 2016	17

Performance Leveraged Upside SecuritiesSM (PLUS) with Lookback Entry due on or about September 27, 2017

$• Based on the Value of the EURO STOXX® Banks Index

Principal at Risk Securities

EURO STOXX® Banks Index Overview

We have derived all information regarding the EURO STOXX® Banks Index (“the EURO STOXX Banks Index”) including, without limitation, its make-up, method of calculation and changes in its components, from publicly available information. Such information reflects the policies of, and is subject to change by, STOXX Limited “the EURO STOXX Banks Index Sponsor”).

The EURO STOXX Banks Index is a free float market capitalization index which, though variable, currently covers 30 stocks of banks market sector leaders mainly from 12 Eurozone countries: Austria, Belgium, Finland, France, Germany, Greece, Ireland, Italy, Luxembourg, the Netherlands, Portugal and Spain.

The EURO STOXX Banks Index is one of the 19 EURO STOXX Supersector indices (individually, a “Supersector index”) as defined by the Industry Classification Benchmark (“ICB”). The ICB groups companies that have similar primary revenue sources. There are 10 industries, and derived from these – in finer classifications – there are 19 supersectors, 41 sectors and 114 subsectors. Each stock in the investable universe is uniquely classified, based on the company’s primary revenue source, in one of the 114 subsectors. Consequently, it is automatically and uniquely classified into one of each of the 114 subsectors, 41 sectors, 19 supersectors and 10 industries.

The EURO STOXX Supersector indices are derived from the Eurozone subset of the STOXX Europe 600 Index. The STOXX Europe 600 Index covers the 600 largest companies in Europe and is a free float market capitalization index, subject to a 30% weighting cap for the largest company and a 15% weighting cap for the second largest-company. The STOXX Europe 600 Index is reviewed quarterly. All changes affecting the STOXX Europe 600 Index also apply for the EURO STOXX Supersector indices.

The Supersector indices are separate indices and not related to any other regional or sector indices due to their special capping procedure on the individual constituents. All components of each Supersector index are subject to a 30% capping for the largest company and a 15% capping for the second-largest company and are reviewed quarterly. An intra-quarter capping will be triggered if the largest company exceeds 35% or the second-largest exceeds 20%.

Information from outside sources is not incorporated by reference in, and should not be considered part of, this document, the accompanying product supplement, the accompanying index supplement or the accompanying prospectus. UBS has not conducted any independent review or due diligence of any publicly available information with respect to the EURO STOXX Banks Index.

License Agreement

We have entered into a non-exclusive license agreement with the EURO STOXX Banks Index Sponsor, which grants us a license in exchange for a fee to use the EURO STOXX Banks Index in connection with the issuance of certain securities, including the PLUS.

“EURO STOXX®” is a service mark of the EURO STOXX Banks Index Sponsor. The EURO STOXX Banks Index Sponsor has no relationship to UBS, other than the licensing of the EURO STOXX Banks Index and its service marks for use in connection with the PLUS.

The EURO STOXX Banks Index Sponsor does not:

▪	Sponsor, endorse, sell or promote the PLUS.

▪	Recommend that any person invest in the PLUS or any other financial products.

▪	Have any responsibility or liability for or make any decisions about the timing, amount or pricing of the PLUS.

▪	Have any responsibility or liability for the administration, management or marketing of the PLUS.

▪	Consider the needs of the PLUS or the owners of the PLUS in determining, composing or calculating the EURO STOXX Banks Index or have any obligation to do so.

The EURO STOXX Banks Index Sponsor will not have any liability in connection with the PLUS. Specifically, the EURO STOXX Banks Index Sponsor does not make any warranty, express or implied, and the EURO STOXX Banks Index Sponsor disclaims any warranty about:

▪	the results to be obtained by the PLUS, the owner of the PLUS or any other person in connection with the use of the EURO STOXX Banks Index and the data included in the EURO STOXX Banks Index;

▪	the accuracy or completeness of the EURO STOXX Banks Index or its data;

▪	the merchantability and the fitness for a particular purpose or use of the EURO STOXX Banks Index or its data;

June 2016	18

Performance Leveraged Upside SecuritiesSM (PLUS) with Lookback Entry due on or about September 27, 2017

$• Based on the Value of the EURO STOXX® Banks Index

Principal at Risk Securities

▪	any errors, omissions or interruptions in the EURO STOXX Banks Index or its data; and

▪	any lost profits or indirect, punitive, special or consequential damages or losses, even if the EURO STOXX Banks Index Sponsor knows that they might occur.

The licensing relating to the use of the EURO STOXX Banks Index and trademark referred to above by UBS is solely for the benefit of UBS, and not for any other third parties.

Information as of market close on June 20, 2016:

Bloomberg Ticker Symbol:	SX7E <Index>	52 Week High (on July 20, 2015):	161.45

Current Index Level:	97.07	52 Week Low (on June 16, 2016):	89.41

52 Weeks ago (on June 20, 2015):	159.35

June 2016	19

Performance Leveraged Upside SecuritiesSM (PLUS) with Lookback Entry due on or about September 27, 2017

$• Based on the Value of the EURO STOXX® Banks Index

Principal at Risk Securities

Historical Information

The following table sets forth the published high and low closing levels, as well as the end-of-quarter closing levels, of the underlying index for each quarter in the period from January 3, 2012 through June 20, 2016. The closing level of the underlying index on June 20, 2016 was 97.07. The graph below sets forth the daily closing levels of the underlying index for the period from January 2, 2006 through June 20, 2016. We obtained the information in the table below from Bloomberg Professional® service (“Bloomberg”) without independent verification. UBS has not undertaken an independent review or due diligence of any publicly available information obtained from Bloomberg. The historical closing levels of the underlying index should not be taken as an indication of its future performance, and no assurance can be given as to the closing level of the underlying index on the valuation date.

EURO STOXX® Banks Index	High	Low	Period End
2012
First Quarter	120.92	89.16	107.95
Second Quarter	107.80	77.65	90.00
Third Quarter	112.04	73.06	101.56
Fourth Quarter	114.56	101.60	112.36
2013
First Quarter	127.75	101.95	102.46
Second Quarter	118.77	100.51	101.39
Third Quarter	129.63	100.57	125.84
Fourth Quarter	142.30	129.32	141.43
2014
First Quarter	156.58	139.31	155.26
Second Quarter	162.81	145.66	146.52
Third Quarter	154.60	135.67	149.21
Fourth Quarter	149.39	129.86	134.51
2015
First Quarter	158.53	124.29	157.65
Second Quarter	161.70	148.38	149.91
Third Quarter	161.45	128.04	131.34
Fourth Quarter	141.12	123.03	127.87
2016
First Quarter	125.04	89.65	101.38
Second Quarter (Through June 20, 2016)	111.28	89.41	97.07

June 2016	20

Performance Leveraged Upside SecuritiesSM (PLUS) with Lookback Entry due on or about September 27, 2017

$• Based on the Value of the EURO STOXX® Banks Index

Principal at Risk Securities

EURO STOXX® Banks Index — Daily Closing Levels

January 2, 2006 to June 20, 2016

June 2016	21

You should rely only on the information incorporated by reference or provided in this preliminary pricing supplement, the accompanying index supplement, the product supplement or the accompanying prospectus. We have not authorized anyone to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this preliminary pricing supplement is accurate as of any date other than the date on the front of the document.

Preliminary Pricing Supplement

Product Supplement

Product Supplement Summary	PS-1
Payment at Maturity for the Securities	PS-1
Hypothetical Examples of How the Securities Perform	PS-12
Risk Factors	PS-17
General Terms of the Securities	PS-32
Payment at Maturity for the Securities	PS-32
Market Disruption Events	PS-36
Antidilution Adjustments for Securities Linked to an Underlying Equity or Equity Basket Asset	PS-39
Reorganization Events for Securities Linked to an Underlying Equity or Equity Basket Asset	PS-43
Use of Proceeds and Hedging	PS-51
Supplemental U.S. Tax Considerations	PS-52
Certain ERISA Considerations	PS-59
Supplemental Plan of Distribution (Conflicts of Interest)	PS-60

Index Supplement

Summary	IS-1
Underlying Indices And Underlying Index Publishers	IS-2
Dow Jones Industrial AverageTM	IS-2
NASDAQ-100 Index®	IS-4
EURO STOXX 50® Index	IS-7
S&P 500® Index	IS-12
Commodity Indices	IS-17
Bloomberg Commodity IndexSM	IS-17
UBS Bloomberg Constant Maturity Commodity Index
Excess Return	IS-24
Non-U.S. Indices	IS-29
EURO STOXX 50® Index	IS-29
FTSETM 100 Index	IS-31
Hang Seng China Enterprises Index	IS-35
MSCI Indexes	IS-38
MSCI-EAFE® Index	IS-38
MSCI® Emerging Markets IndexSM	IS-38
MSCI® Europe Index	IS-38

Prospectus

Introduction	1
Cautionary Note Regarding Forward-Looking Statements	3
Incorporation of Information About UBS AG	5
Where You Can Find More Information	6
Presentation of Financial Information	7
Limitations on Enforcement of U.S. Laws Against UBS, Its Management and Others	7
UBS	8
Swiss Regulatory Powers	12
Use of Proceeds	13
Description of Debt Securities We May Offer	14
Description of Warrants We May Offer	34
Legal Ownership and Book-Entry Issuance	49
Considerations Relating to Indexed Securities	54
Considerations Relating to Securities Denominated or Payable in or Linked to a Non-U.S. Dollar Currency	57
U.S. Tax Considerations	60
Tax Considerations Under the Laws of Switzerland	71
Benefit Plan Investor Considerations	73
Plan of Distribution	75
Conflicts of Interest	76
Validity of the Securities	77
Experts	77

$•

UBS AG Performance

Leveraged Upside

Securities with

Lookback Entry due on

or about September 27, 2017

Preliminary Pricing Supplement dated June 21, 2016

(To Product Supplement dated May 2, 2016,

Index Supplement dated April 29, 2016 and

and Prospectus dated April 29, 2016)

UBS Investment Bank

Morgan Stanley Smith Barney LLC